UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016 (August 18, 2016)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
In connection with his appointment to the Board of Directors on August 18, 2016, Mr. Orin S. Kramer received a one-time award of 500 shares of common stock of Altisource Portfolio Solutions S.A. (“Altisource”), as provided in the compensation plan for non-management directors approved by Altisource’s shareholders at the 2011 Annual Meeting of Shareholders.
The restricted shares were granted under the Altisource 2009 Equity Incentive Plan and will vest in four (4) equal installments annually on the date of our annual meeting of shareholders, with the first installment vesting on the date of our 2017 Annual Meeting of Shareholders. The restricted shares will be forfeited if Mr. Kramer leaves the Board of Directors prior to vesting except in the case of disability or Retirement (as defined in the award agreement).
A copy of the form of award agreement for this grant is included as Exhibit 10.1 to this Form 8-K. The description set forth in this report of the terms and conditions of the award is qualified in its entirety by reference to the full text of such award agreement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Director Restricted Share Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 24, 2016

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration and Risk Officer